EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Lightbridge Provides Business Update and Announces First Quarter 2022 Financial Results

Conference Call on Thursday, May 12, 2022, at 4pm ET

RESTON, Va., May 11, 2022 (GLOBE NEWSWIRE) – Lightbridge Corporation (Nasdaq: LTBR), an advanced nuclear fuel technology company, announced financial results for the first quarter ended March 31, 2022 and provided an update on the Company's continued progress.

Seth Grae, President & Chief Executive Officer of Lightbridge Corporation, commented, “During the first quarter, momentum continued to build related to development of our advanced nuclear fuel. We are making progress at Pacific Northwest National Laboratory (PNNL) under our second voucher from the U.S. Department of Energy’s (DOE) Gateway for Accelerated Innovation in Nuclear (GAIN) program, focused on key aspects of the manufacturing process for Lightbridge Fuel™. We are also actively engaging in negotiations with DOE and the private sector for additional scopes of work that will take Lightbridge Fuel closer to commercialization.”

Financial Highlights

The Company maintained a strong working capital position at March 31, 2022 of approximately $28.2 million and had no debt.

Cash Flows Summary

•	Cash and cash equivalents were $28.2 million at March 31, 2022, compared to $24.7 million at December 31, 2021, an increase of $3.5 million in cash and cash equivalents.

•

Cash used in operating activities was $1.9 million, a decrease from $6.3 million in 2021. This decrease was due primarily to the dissolution of the Enfission joint venture in the first quarter of 2021 and the payment of approximately $4.2 million to our former joint venture partner for outstanding invoices for work performed and other expenses incurred by our former joint venture partner.

•

Cash provided by financing activities increased to $5.4 million in the first quarter of 2022 compared to nil in the first quarter of 2021. This increase was primarily due to net proceeds from the issuance of common stock by our at-the-market facility in the first quarter of 2022.

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Balance Sheet Summary

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Total assets were $28.9 million and total liabilities were $0.5 million at March 31, 2022. Working capital was $28.3 million at March 31, 2022 versus $24.7 million at December 31, 2021. This was an increase of $3.6 million in working capital for the three months ended March 31, 2022.

•	Stockholders’ equity was $28.4 million at March 31, 2022 as compared to $24.8 million at December 31, 2021.

Operations Summary

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Total general and administrative expenses increased by approximately $0.1 million for the three months ended March 31, 2022, as compared to the three months ended March 31, 2021. This increase was primarily due to an increase in employee compensation and employee benefits of approximately $0.1 million, an increase in directors’ fees of approximately $0.1 million due to the addition of new board members, an increase in sponsorship fees and promotion fees of approximately $0.1 million due to increased promotion activities, and an increase in stock-based compensation of approximately $0.2 million due to the issuance of restricted stock awards in 2021. These increases were offset by a decrease in professional fees of approximately $0.4 million relating to fees incurred in connection with the arbitration matter in 2021 that were not repeated during the three months ended March 31, 2022.

•

Lightbridge’s total corporate research and development costs for the three months ended March 31, 2022 decreased by approximately $0.1 million, as compared to the three months ended March 31, 2021. There was a decrease in employee compensation and employee benefits of approximately $0.1 million. Lightbridge is working with U.S. national laboratories on research and development activities and is negotiating new contracts for additional future scopes of work in 2022.

•

Total net other operating income related to contributed services – research and development was $0.1 million for the three months ended March 31, 2022 and March 31, 2021, with a charge to R&D expenses and a corresponding amount recorded to contributed services – research and development.

•	Net loss for the three months ended March 31, 2022 and March 31, 2021 was $2.0 million.

FIRST QUARTER 2022 CONFERENCE CALL & WEBCAST

Lightbridge will host a conference call on Thursday, May 12th at 4:00 pm Eastern Time to discuss the Company's financial results and provide an update on its fuel development activities.

Interested parties can access the conference call by calling 833-519-1295 for U.S. callers or +1 914-800-3866 for international callers. Please reference Conference ID: 2162086.

The call will be available on the Company’s website via webcast at https://edge.media-server.com/mmc/p/5ya6qrtm. The conference call will be led by Seth Grae, President and Chief Executive Officer, with other Lightbridge executives available to answer questions.

The webcast will also be archived on the Company’s website. A telephone replay of the call will be available approximately two hours following the call and can be accessed by dialing 855-859-2056 from the U.S. or +1 404-537-3406 for international callers. Please reference Conference ID: 2162086.

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About Lightbridge Corporation

Lightbridge (NASDAQ: LTBR) is an advanced nuclear fuel technology development company positioned to enable carbon-free energy applications that will be essential in preventing climate change. The Company is developing Lightbridge Fuel™, a proprietary next-generation nuclear fuel technology for small modular reactors, as well as existing large light-water reactors, which significantly enhances safety, economics, and proliferation resistance. To date, Lightbridge has been awarded twice by the U.S. Department of Energy’s Gateway for Accelerated Innovation in Nuclear program to support development of Lightbridge Fuel™. Lightbridge’s innovative fuel technology is backed by an extensive worldwide patent portfolio. Lightbridge is included in the Russell Microcap® Index. For more information, please visit: www.ltbridge.com.

To receive Lightbridge Corporation updates via e-mail, subscribe at https://www.ltbridge.com/investors/news-events/email-alerts

Lightbridge is on Twitter. Sign up to follow @LightbridgeCorp at http://twitter.com/lightbridgecorp.

For an introductory video on Lightbridge, please visit www.ltbridge.com or click here to watch the video.

Forward Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing and outcome of research and development activities, other steps to commercialize Lightbridge Fuel™ and future governmental support and funding for nuclear energy. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to: the Company’s ability to commercialize its nuclear fuel technology; the degree of market adoption of the Company's product and service offerings; the Company’s ability to fund general corporate overhead and outside research and development costs; market competition; our ability to attract and retain qualified employees; dependence on strategic partners; demand for fuel for nuclear reactors, including small modular reactors; the Company's ability to manage its business effectively in a rapidly evolving market; the availability of nuclear test reactors and the risks associated with unexpected changes in the Company’s fuel development timeline; the increased costs associated with metallization of our nuclear fuel; public perception of nuclear energy generally; changes in the political environment; risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people, economies, and the Company’s ability to access capital markets; risks associated with war in Europe; risks associated with limited availability of conversion and enrichment services for nuclear fuel production; changes in the laws, rules and regulations governing the Company’s business; development and utilization of, and challenges to, our intellectual property; risks associated with potential shareholder activism; potential and contingent liabilities; as well as other factors described in Lightbridge's filings with the  Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

A further description of risks and uncertainties can be found in Lightbridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in its other filings with the Securities and Exchange Commission, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Statements”, all of which are available at http://www.sec.gov/ and www.ltbridge.com.

Investor Relations Contact:

Matthew Abenante, IRC

Director of Investor Relations

Tel: +1 (646) 828-8710

ir@ltbridge.com

*** tables follow ***

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LIGHTBRIDGE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2022	2021
ASSETS
Current Assets
Cash and cash equivalents	$28,226,863	$24,747,613
Prepaid expenses and other current assets	558,777	113,452
Total Current Assets	28,785,640	24,861,065
Other Assets
Trademarks	101,583	101,583
Total Assets	$28,887,223	$24,962,648

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$452,826	$171,521
Total Current Liabilities	452,826	171,521

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 10,000,000 authorized shares	—	—
Common stock, $0.001 par value, 13,500,000 authorized, 10,588,674 shares and 9,759,223 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	10,589	9,759
Additional paid-in capital	167,464,610	161,772,641
Accumulated deficit	(139,040,802)	(136,991,273)
Total Stockholders' Equity	28,434,397	24,791,127
Total Liabilities and Stockholders' Equity	$28,887,223	$24,962,648

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LIGHTBRIDGE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Month Ended
	March 31,
	2022	2021
Revenue	$—	$—

Operating Expenses
General and administrative	1,913,564	1,782,860
Research and development	262,823	369,450
Total Operating Expenses	2,176,387	2,152,310

Other Operating Income
Contributed services – research and development	123,353	103,319
Total Other Operating Income	123,353	103,319

Total Operating Loss	$(2,053,034)	$(2,048,991)

Other Income
Interest income	3,505	3,309
Foreign currency transaction gain	—	33,694
Total Other Income	3,505	37,003

Net Loss Before Income Taxes	(2,049,529)	(2,011,988)
Income taxes	—	—
Net Loss	$(2,049,529)	$(2,011,988)

Accumulated Preferred Stock Dividend	—	(131,434)
Additional deemed dividend on preferred stock due to the beneficial conversion feature	—	(57,489)
Net Loss Attributable to Common Shareholders	$(2,049,529)	$(2,200,911)

Net Loss Per Common Share
Basic and diluted	$(0.20)	$(0.33)

Weighted Average Number of Common Shares Outstanding - Basic and diluted	10,283,280	6,589,392

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LIGHTBRIDGE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Month Ended
	March 31,
	2022	2021
Operating Activities
Net Loss	$(2,049,529)	$(2,011,988)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Stock-based compensation	264,936	60,068
Changes in operating working capital items:
Prepaid expenses and other current assets	(445,325)	(465,191)
Accounts payable and accrued liabilities	296,305	321,597
Accrued legal settlement costs	—	(4,200,000)
Net Cash Used in Operating Activities	(1,933,613)	(6,295,514)

Investing Activities
Net Cash Used in Investing Activities	—	—

Financing Activities
Net proceeds from the issuances of common stock	5,412,863	—
Net Cash Provided by Financing Activities	5,412,863	—

Net Increase (Decrease) in Cash and Cash Equivalents	3,479,250	(6,295,514)

Cash and Cash Equivalents, Beginning of Period	24,747,613	21,531,665

Cash and Cash Equivalents, End of Period	$28,226,863	$15,236,151

Supplemental Disclosure of Cash Flow Information
Cash paid during the period:
Interest paid	$—	$—
Income taxes paid	$—	$—
Non-Cash Financing Activities:
Accumulated preferred stock dividend	$—	$188,923
Payment of accrued liabilities with common stock	$15,000	$69,690

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